COMMERCIAL LEASE - RENEWAL

This lease is made between    Daniel H Porter
                              8620 Wilkinson Blvd.
                              Charlotte, NC 28214

herein called Lessor and      Speizman Industries, Inc.
                              508 West 5th St.
                              Charlotte, NC 28202

herein called Lessee


Lessee hereby offers to lease from Lessor the premises situated at 8600 Wilkinson Blvd. Charlotte, NC 28124, upon the following Terms and Conditions:


Lessee will lease the premises for a term of one (1) year, commencing October 1, 1995 and terminating September 30, 1996 for an annual rental of $48,000 payable in equal installments of $4,000.00 payable by the tenth day of each month for that month's rental, during the term of this lease.


A security bond of $8,000.00 paid in advance for the predecessor lease on these same premises is acknowledged by the lessor.


The lessee shall be responsible for damages to buildings or fixtures caused by Lessee. Lessee shall be responsible for normal light bulb replacement and plumbing repairs necessary as a result of negligence. Lessee shall replace any light or plumbing fixtures damaged as a result of negligence. Lessor will replace or repair light and plumbing fixtures as necessary other than damaged by negligence.


Lessee shall be responsible for all utility and water bills.


Lessee shall be responsible for maintaining the alarm system. Lessor will answer alarm calls.


Lessee shall be responsible for all content insurance. Lessor will carry fire insurance on the building.


Lessor will maintain the yard.



SIGNED THIS   17 DAY OF   Aug  , 1995
             ___          ___      __


BY: (Signature of Josef Sklut Here)   BY: (Signature of Daniel H. Porter Here)
    _____________________________         ____________________________________
    Lessee                                Lessor